Exhibit 99.4

Dear Depositor:

Pursuant to a Plan of Conversion Merger (the “Plan”), St. James Federal Savings and Loan Association (“St. James”) plans to convert from the mutual to the stock form of organization and subsequently to merge into Wells Federal Bank. Also pursuant to the Plan, Wells Financial Corp., the parent company of Wells Federal Bank, is offering shares of its common stock for sale to eligible St. James depositors and borrowers.

Your vote is very important. As a member of St. James, we need your participation in an important vote. Enclosed are materials describing the transaction, the offering and your voting rights.

Also enclosed are one or more proxy cards which represent your voting rights as a member of St. James. Your proxy card(s) should be signed and returned to us prior to the special meeting of members scheduled for _______, 2015 at ____ a.m./p.m. Central Time at 501 1st Avenue South, St. James, MN 56081. Failure to vote your proxy card(s) has the same effect as voting against the Plan. Please take a moment now to sign the enclosed proxy card(s) and return them to us in the postage-paid envelope provided. If you have more than one account, you may receive more than one proxy card.  These are not duplicate proxy cards. Please vote by returning each proxy card received.  Alternatively, you can vote by telephone or by the internet, as instructed on the proxy card.  Our Board of Directors urges you to vote “FOR” the Plan.

We urge you to vote on the Plan. However, we regret that Wells Financial Corp. is unable to offer you common stock in the offering because the small number of St. James customers in your state makes registration of the common stock under your state’s securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Plan or how to cast your votes, please call us, toll free, at ______________, Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time.

Sincerely,

Timothy J. Peterson
President and CEO

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

Dear Valued Member:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to an Agreement and Plan of Conversion Merger (the “Agreement”) and a Plan of Conversion Merger (the “Plan”), St. James Federal Savings and Loan Association (“St. James”) plans to convert from the mutual to the stock form of organization and subsequently merge into Wells Federal Bank (the “conversion merger”). Also pursuant to the Agreement and the Plan, Wells Financial Corp. (“Wells”), the parent company of Wells Federal Bank, is offering shares of its common stock for sale to eligible St. James depositors and borrowers. All eligible depositors and borrowers of St. James have the right to subscribe for shares of Wells common stock to be sold by Wells in connection with the Agreement and the Plan. The Agreement and the Plan are subject to approval by the members of St. James.

Enclosed you will find a prospectus, a proxy statement and proxy card(s), a stock order form, and a questions and answers brochure, all of which provide important information about the Agreement and the Plan, the proxy vote and the stock offering.

Your vote is extremely important for us to meet our goals. Your proxy card(s) should be signed and returned to us prior to the special meeting of members scheduled for _______, 2015 at ____ a.m./p.m. Central Time at 501 1st Avenue South, St. James, MN 56081. Failure to vote your proxy card(s) has the same effect as voting against the Agreement and the Plan. Please take a moment now to sign the enclosed proxy card(s) and return them to us in the postage-paid envelope provided. If you have more than one account, you may receive more than one proxy card.  These are not duplicate proxy cards. Please vote by returning each proxy card received.  Alternatively, you can vote by telephone or by the internet, as instructed on the proxy card.

Our Board of Directors urges you to vote “FOR” the Agreement and the Plan. Voting does not obligate you to purchase shares of Wells Financial Corp. common stock, and the conversion merger will not have any effect on your deposit or loan accounts at St. James, except that they will become accounts at Wells Federal Bank upon completion of the conversion merger. If the Agreement and the Plan are approved:

•	Wells Financial Corp. will issue shares of common stock to investors who purchase shares during the offering,
•	St. James Federal Savings and Loan Association will be merged into Wells Federal Bank, and
•	In the future you will be able to bank at St. James’ current office location, which will become a branch of Wells Federal Bank, or at any other Wells Federal Bank branch location.

All eligible depositors and borrowers of St. James have a priority right, but no obligation, to buy shares of Wells common stock during the offering, before they are available for sale to the general public. The common stock is being offered at [$XX.XX] per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Wells Financial Corp. common stock, complete the enclosed stock order and certification form and return it, with full payment or authorization to withdraw funds from one or more of your St. James deposit accounts. You may submit your stock order form by mail, using the stock order reply envelope provided, by overnight delivery to the indicated address on the order form, or by hand-delivery to St. James Federal Savings and Loan Association, located at 501 1st Avenue South, St. James, Minnesota. Stock order forms and full payment must be received (not postmarked) by [____ p.m.], Central Time, on ______, 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity and, together with our Board of Directors, I thank you for your support as a St. James Federal Savings and Loan Association customer.

Sincerely,

Timothy J. Peterson

President and CEO

Questions?

Please call our Stock Information Center, toll-free, at __________________.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

ST. JAMES FEDERAL SAVINGS AND LOAN ASSOCIATION	REVOCABLE PROXY

SPECIAL MEETING OF MEMBERS

The undersigned member of St. James Federal Savings and Loan Association (“St. James”) hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to vote at the Special Meeting of Members of St. James (the “Meeting”) to be held at [Special Meeting Location] at __:___ p.m., Central Time, on [Special Meeting Date], and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows:

The approval of the Agreement and Plan of Conversion Merger dated as of November 14, 2014 (the “Agreement”) by and among Wells Financial Corp., a Minnesota corporation (“Wells”), Wells Federal Bank, a Minnesota state chartered commercial bank (the “Bank”), and St. James, and the Plan of Conversion Merger adopted by the St. James Board of Directors on November 5, 2014 (the “Plan of Conversion Merger,” together with the Agreement, the “Agreement and Plan”) pursuant to which St. James will convert to a federal stock savings association and immediately subsequent thereto, merge with and into the Bank, with the Bank as the resulting institution (the “Conversion Merger”); and

Such other business as may properly come before the Meeting. Management is not aware of any other business to be considered at the Meeting.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of St. James at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The Board of Directors recommends a vote “FOR” the Agreement and Plan of Conversion Merger and the Plan of Conversion Merger.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.

  Detach the proxy voting card here.

Your Board of Directors unanimously recommends

a vote “FOR” the Agreement and Plan of Conversion Merger and the Plan of Conversion Merger.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE AGREEMENT AND PLAN OF CONVERSION MERGER AND THE PLAN OF CONVERSION MERGER.

Vote by internet or telephone 24 hours a day, 7 days a week.

Internet

www.proxyvotenow.com/StJames

Use the internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box above, to create and submit an electronic ballot.

Telephone

[(xxx) xxx-xxxx]

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box above, and then follow the directions given.

Mail Mark, sign and date your proxy card and return it in the postage-prepaid proxy card reply envelope provided.

If you vote your proxy by internet or by telephone, you do NOT need to return your proxy card(s) by mail.

 Each proxy card has a unique control number.

If you choose to vote by internet or by telephone, please enter the control number from each proxy card.

A detachable stock order form is on the facing page.

ST. JAMES FEDERAL SAVINGS AND LOAN ASSOCIATION	REVOCABLE PROXY

SPECIAL MEETING OF MEMBERS

IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON.

Please vote by marking one of the boxes with an “X”

	FOR	AGAINST	The undersigned acknowledges receipt of a Notice of Special Meeting of Members and attached proxy statement dated ______________, 2015, prior to the execution of this proxy.
Approval of the Agreement and Plan of Conversion Merger and the Plan of Conversion Merger.	☐	☐

			SIGNATURE	DATE

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

CONTROL NUMBER

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AGREEMENT AND PLAN OF CONVERSION MERGER AND THE PLAN OF CONVERSION MERGER. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE AGREEMENT AND PLAN OF CONVERSION MERGER AND THE PLAN OF CONVERSION MERGER. PLEASE VOTE ALL PROXY CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

  Detach the proxy voting card here

Your Board of Directors unanimously recommends

a vote “FOR” the Agreement and Plan of Conversion Merger and the Plan of Conversion Merger.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE AGREEMENT AND PLAN OF CONVERSION MERGER AND THE PLAN OF CONVERSION MERGER.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF COMMON STOCK OF WELLS FINANCIAL CORP., A MINNESOTA CORPORATION, IN THE OFFERING.

A detachable stock order form is on the facing page.

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE AGREEMENT AND PLAN OF CONVERSION MERGER (THE

“AGREEMENT”) AND THE PLAN OF CONVERSION MERGER (THE “PLAN”).

In order to implement the Agreement and the Plan,

we need the approval of our members.

Your Board of Directors urges you to vote “FOR” the Agreement and the Plan.

Please disregard this notice if you have already voted.

If you are unsure whether you have voted,

please vote the enclosed replacement proxy card.

Your vote will not be counted twice!

If you received more than one of these reminder mailings,

please vote each proxy card received!

Please note:

Implementation of the Agreement and the Plan will not have any effect on your deposit or loan accounts with St. James Federal Savings and Loan Association, except that they will become accounts at Wells Federal Bank upon completion of the conversion merger pursuant to the Agreement and the Plan. Your deposit accounts will not be converted to common stock. Voting on the Agreement and the Plan will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions?

Please call our Stock Information Center, toll-free, at __________________.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not yet voted the

proxy card(s) we mailed to you.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agents.

IF YOU ARE UNSURE WHETHER YOU VOTED,

PLEASE VOTE THE ENCLOSED REPLACEMENT

PROXY CARD. YOUR VOTE WILL NOT BE

COUNTED TWICE.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED

THE AGREEMENT AND PLAN OF CONVERSION MERGER (THE “AGREEMENT”) AND THE PLAN OF CONVERSION MERGER (THE “PLAN”) AND URGES YOU TO VOTE “FOR” THE AGREEMENT AND THE PLAN.

NOT VOTING EACH PROXY CARD HAS THE SAME EFFECT AS

VOTING “AGAINST” THE AGREEMENT AND THE PLAN.

Voting does not obligate you to purchase shares of common stock in the offering, nor does it affect your St. James Federal Savings and Loan Association deposit or loan accounts, except that they will become accounts at Wells Federal Bank upon completion of the conversion merger pursuant to the Agreement and the Plan.

If you receive more than one of these reminder mailings, please vote each proxy card received.

Questions?

Please call our Stock Information Center, toll-free, at ________________.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

START OF OFFERING

St. James Federal Savings and Loan Association – optional website message

Plan of Conversion Merger

Information

St. James Federal Savings and Loan Association (“St. James”) is pleased to announce that materials were mailed on or about [__________, 2015] regarding the Agreement and Plan of Conversion Merger (the “Agreement”) and the Plan of Conversion Merger (the “Plan”), pursuant to which St. James will convert from the mutual to the stock form of organization and subsequently merge into Wells Federal Bank. Also pursuant to the Agreement and the Plan, Wells Financial Corp., the parent company of Wells Federal Bank, will offer shares of its common stock to certain eligible purchasers. If you were a depositor of St. James as of September 30, 2013, [_________, 2015], or [_________, 2015], or you were a borrower of St. James as of January 18, 2012 whose loan was still open as of [_______, 2015], you should be receiving a packet of materials soon. We encourage you to read the information carefully.

If you were a depositor of St. James as of [________, 2015], or you were a borrower of St. James as of January 18, 2012 whose loan was still open as of [______, 2015], one or more proxy cards are included in your packet. We encourage you to sign and return ALL proxy cards as promptly as possible.

A prospectus describing the Wells Financial Corp. stock offering was also enclosed. The subscription offering has commenced and continues until 12:00 p.m., Central Time, on [_________, 2015], at which time your order must be received if you wish to take part in the offering.

Depending upon the outcome of the subscription offering, our best estimate at this time for trading of the shares of Wells Financial Corp. sold in the offering is [early-to- mid ____,] 2015. However, as described in the prospectus, it could be later. Wells Financial Corp. stock will be quoted on the OTCQB Marketplace (www.otcmarkets.com) under the symbol “WEFP”. We will keep you as informed as possible on this site.

Our telephone number at the Stock Information Center is [_________________].

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING

St. James Federal Savings and Loan Association – optional website message

Stock Issuance Information

The Wells Financial Corp. stock offering closed on ___________. The results of the offering are as follows:_______________________________________________.

Interest and refund checks [if applicable] will be mailed to subscribers on or about ________, ____ by regular mail to the name and address provided on the Stock Order and Certification Form submitted. No special mailing instructions will be accepted.

Allocations are available by calling our Stock Information Center at [_______]. [If applicable] Please have your order acknowledgement letter available when you call.

Notice to Subscribers not receiving all shares: Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading and recommend you verify the number of shares you received on the face of the stock ownership statement you will receive prior to trading your shares. [if applicable]

The transfer agent for Wells Financial Corp. is Computershare, Inc., based in Canton, Massachusetts, and the phone number for its Investor Relations Department is (866) 289-7521.

We anticipate trading to begin on or about ____________, ____ on the OTCQB Marketplace (www.otcmarkets.com).

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

VOTE REMINDER NOTICE

St. James Federal Savings and Loan Association – optional website message

HAVE YOU VOTED YET?

IF NOT, PLEASE VOTE TODAY!

Our depositors as of [________, 2015], and borrowers as of January 18, 2012 whose loans were still open as of _______, 2015,were mailed proxy card(s) and other materials requesting them to cast votes to approve the Agreement and Plan of Conversion Merger (the “Agreement”) and the Plan of Conversion Merger (the “Plan”).

If you received proxy cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the proxy card(s). We hope that you will vote “FOR” the Agreement and the Plan. If you have questions about voting, please call our Information Center, toll-free, at [_________] Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time, except bank holidays.

VOTING SITE HYPERLINK

St. James Federal Savings and Loan Association – optional website message

(Optional – if hyperlink to voting site is supported)

HAVE YOU VOTED YET?

IF NOT, PLEASE VOTE TODAY!

Our depositors as of [_________, 2015], and borrowers as of January 18, 2012 whose loans were still open as of [_______, 2015], were mailed proxy card(s) and other materials requesting them to cast votes to approve the Agreement and Plan of Conversion Merger and the Plan of Conversion Merger. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will link you to our internet voting site.

VOTE NOW (click here)

HYPERLINK= WWW.PROXYVOTENOW.COM/STJAMES

Thank you for taking a moment to cast your vote online. Have your proxy card in hand so that you can enter online the 10 digit control number printed on your proxy card.

(St. James lobby poster - optional)

HAVE YOU VOTED YET?

We wish to remind all customers who were depositors as of [______, 2015], or who were borrowers as of January 18, 2012 whose loans were still open as of [_______, 2015], to vote to approve the Agreement and Plan of Conversion Merger and the Plan of Conversion Merger.

•	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of common stock during the stock offering of Wells Financial Corp.

Your Board of Directors recommends that you join them in voting

“FOR” the Agreement and Plan of Conversion Merger and the

Plan of Conversion Merger.

If you have questions about voting,

call our Stock Information Center,

toll-free, at [ ],

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through

Friday.

Our Stock Information Center is closed on weekends and bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

(St. James lobby poster – optional)

THE WELLS FINANCIAL CORP. COMMON STOCK OFFERING IS ENDING SOON.

In connection with our conversion to a stock company and

planned merger with Wells Federal Bank, Wells Financial Corp.,

the parent company of Wells Federal Bank, is conducting a

common stock offering. If you are a St. James Federal Savings and Loan Association deposit or loan customer you may have

priority rights to participate in the offering.

During the offering shares may be purchased directly from Wells Financial Corp. without paying any sales commission. However, the subscription offering of shares of Wells Financial Corp. common stock to eligible depositors and borrowers of St. James Federal Savings and Loan Association is scheduled to expire at 12:00 p.m., Central Time, on [ , 2015].

To receive a copy of the Prospectus and stock order form, call

our Stock Information Center, toll-free, at [       ].

The Stock Information Center is open from 10:00 a.m. to 4:00 p.m.,

Central Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

(Wells – Newspaper tombstone add – optional)

53 FIRST ST. S.W., PO BOX 310 • WELLS, MN 56097-0310 • 507/553-3151 • FAX 507/553-6609

UP TO [         ] SHARES

COMMON STOCK

(subject to increase to [          ] shares)

[$XX.XX] Per Share

Purchase Price

Wells Financial Corp. is conducting an offering of its common stock. During the offering,

shares may be purchased directly from Wells Financial Corp. without payment of a sales commission.

This offering expires at 12:00 p.m., Central Time, on [          , 2015].

To receive a copy of the Prospectus and stock order form, call

our Stock Information Center, toll-free, at [                   ].

The Stock Information Center is open from 10:00 a.m. to 4:00 p.m.,

Central Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

Q&A

Questions and answers about the Conversion Merger of St. James Federal Savings and Loan Association and common stock offering of Wells Financial Corp.

This pamphlet answers questions about the planned conversion merger of St. James Federal Savings and Loan Association and the related common stock offering of Wells Financial Corp. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

THE CONVERSION MERGER AND OFFERING

What is the Conversion Merger and Offering?

Under the Agreement and Plan of Conversion Merger (the “Agreement”) and the Plan of Conversion Merger (the “Plan”), St. James Federal Savings and Loan Association (“St. James”) is converting from the mutual to the stock form of ownership and simultaneously merging into Wells Federal Bank (the “conversion merger”), the wholly owned subsidiary of Wells Financial Corp. (“Wells”). At the completion of the conversion merger all customers of St. James will automatically become customers of Wells Federal Bank. In connection with the conversion merger, Wells Financial Corp. is offering shares of its common stock for sale to eligible depositors and borrowers of St. James and certain other persons. See “Summary – The Conversion Merger” and “Summary – The Offering” in the enclosed prospectus for further details.

What are the reasons for the Conversion Merger?

St. James’ primary reasons for the conversion merger are limited options continuing as a stand-alone entity; high operating expenses as a stand-alone entity due to its small size and limited earning capacity resulting therefrom; alleviate pressure to grow the balance sheet and increase earnings; increasing complexity of regulatory compliance; and expansion of services available to customers by combining with Wells.

What are the reasons for the Offering?

Wells’ primary reasons for the offering are to fulfill a condition required for regulatory approval of the conversion merger; provide a larger capital cushion for asset growth; improve Wells’ overall capital and competitive position; increase Wells’ loans to one borrower limit to allow Wells to make larger loans; support growth and diversification of operations, products and services; and provide additional financial resources to pursue branch expansion and possible future acquisition opportunities. Other than the acquisition of St. James, Wells has no current arrangements to acquire other financial institutions.

Will the Conversion Merger affect customers’ deposit accounts or loans?

Upon completion of the conversion merger, each account holder of St. James will become an account holder of Wells Federal Bank. The conversion merger will not affect the deposit balance, interest rate or other terms of the account. Each deposit account will be insured by the FDIC to the same extent as before the conversion merger. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Why should I vote on the Agreement and Plan of Conversion Merger and the Plan of Conversion Merger?

Your vote “For” the Agreement and the Plan is extremely important to us. Our Board of Directors believes that the conversion merger is in the best interests of St. James, its customers and employees, and we urge you to join us in voting for approval of the Agreement and the Plan.

You may have received a Proxy Statement describing the Agreement and the Plan, which cannot be implemented without St. James member approval. Voting does not require you to purchase common stock in the offering.

What happens if I don’t vote?

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE AGREEMENT AND THE PLAN. Approval requires the affirmative vote of a majority of all votes eligible to be cast by St. James’ members. For this reason, failure to vote all the proxy cards you receive will have the same effect as voting “Against” the Agreement and the Plan. Without sufficient favorable votes, we cannot proceed with the conversion merger and the stock offering.

How do I vote?

You can vote by mail, internet, or telephone. You can also drop off your signed proxy cards at St. James’ office during normal office hours. However you choose to cast your vote, PLEASE VOTE PROMPTLY.

How many votes are available to me?

Depositors are entitled to one vote for each $100 or fraction thereof of qualifying deposits held at St. James as of [______, 2015], up to 1,000 votes per member (depositor). Borrowers as of January 18, 2012, whose loans were still open as of [______, 2015] are entitled to one vote. However, no member may cast more than 1,000 votes.

Why did I receive more than one proxy card?

If you had more than one deposit or loan account as of [___________, 2015] you may have received more than one proxy card, depending on the ownership structure of your accounts. These are not duplicate proxy cards. Please promptly vote by returning each proxy card you receive. Your vote will not be counted twice.

More than one name appears on my proxy card. Who must sign?

The names reflect the title of your account(s). Proxy cards for joint accounts require the signature of only one of the accountholders. Proxy cards for trust or custodial accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

How many shares are being offered and at what price?

Wells Financial Corp. is offering for sale between [XX,XXX and XXX,XXX] shares of common stock (subject to increase to XXX,XXX shares) at [$XX.XX] per share. Investors will not be charged a commission to purchase shares of common stock in the offering.

Who is eligible to purchase stock during the stock offering?

Pursuant to our Plan, non-transferable rights to subscribe for shares of Wells Financial Corp. common stock in the Subscription Offering have been granted to eligible depositors and borrowers of St. James.

Subscription Offering purchase priorities are as follows:

Priority 1 -   Depositors with accounts at St. James with aggregate balances of at least $50 at the close of business on September 30, 2013;

Priority 2 -   Wells’ tax qualified employee stock ownership plan;

Priority 3 -   Depositors with accounts at St. James with aggregate balances of at least $50 at the close of business on [_______, 2015]; and

Priority 4 -   Depositors with accounts at St. James at the close of business on [_________, 2015], and borrowers of St. James as of January 18, 2012, whose loans were still open as of [______, 2015].

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in St. James, Minnesota or Watonwan County, Minnesota and then to shareholders of record of Wells as of [_________, 2015].

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

I am eligible to subscribe for shares of common stock in the subscription offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible accountholder?

No. Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights or the shares of common stock to be issued upon their exercise. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

How may I buy shares during the subscription and community offerings?

Shares can be purchased by delivering a signed and completed original stock order form, together with full payment payable to Wells Financial Corp. or authorization to withdraw funds from one or more of your St. James deposit accounts, provided that the stock order form is received before 12:00 p.m., Central Time, on ________________, 2015. You may submit your stock order form and payment by mail using the return envelope provided, by overnight delivery to the indicated address on the order form, or by bringing your order in person to St. James’ office at 501 1st Avenue South, St. James, Minnesota 56081. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

What is the deadline for purchasing shares?

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 p.m., Central Time, on ______________, 2015, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment or authorization to withdraw funds from one or more of your St. James deposit accounts, must be received (not postmarked) by this time.

How may I pay for the shares?

Payment for shares can be remitted in two ways: 1.) Personal check, bank check or money order made payable to Wells Financial Corp., or 2.) Authorizing us to withdraw available funds from the types of St. James deposit accounts designated on the stock order form. There is no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing stock in the offering.

Wells Federal Bank and St. James are not permitted to knowingly lend funds to anyone for the purpose of purchasing shares of common stock in the offering. If you wish to pay with cash, please contact the Stock Information Center. You may not pay by wire transfer, use a check drawn on a St. James or Wells Federal Bank line of credit, or use a third-party check to pay for shares of common stock. You may not designate on your stock order form a direct withdrawal from a St. James account with check-writing privileges. Please submit a check instead. If you request that we directly withdraw the funds from your St. James checking account, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Additionally, you may not designate direct withdrawal from an Individual Retirement Account (“IRA”) or a prearranged funeral expense account held at St. James. If you wish to use funds in a funeral expense account, you must terminate the underlying contract for funeral services prior to your subscription. Please call the Stock Information Center if you have a question about using Individual Retirement Account or funeral expense account funds to purchase Wells common stock. [Note: The preceding text was copied from the prospectus under the heading “Payment for Shares”]

Will I earn interest on my funds?

Yes. If you pay by personal check, bank check or money order, you will earn interest at [___%] per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your St. James deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

Are there limits to how many shares I can order?

Yes. The minimum order is [XX] shares ($XXX). No individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, may purchase more than 5.0% of the total shares sold in the offering. If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 5.0% of the total shares sold in the offering:

•	your spouse or relatives of you or your spouse living in your house;
•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or
•	other persons who may be your associates or persons acting in concert with you.

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Wells Financial Corp. other than its employee stock ownership plan. No individual, together with any associates and no group of persons acting in concert, may purchase shares of common stock so that, when combined with shares of Wells common stock currently owned, such person or persons would hold more than 9.9% of the number of shares of Wells common stock outstanding upon completion of the offering.

May I use my St. James Individual Retirement Account (“IRA”) to purchase the shares?

You may use funds currently held in retirement accounts with St. James. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at St. James or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the _______________, 2015 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

May I change my mind after I place an order to subscribe for stock?

No. After receipt, your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is terminated or extended beyond __________________, 2015.

Will the stock be insured?

No. Like any common stock, Wells Financial Corp. stock will NOT be insured.

Will dividends be paid on the stock?

Wells has paid a regular quarterly dividend of $0.15 per share and expects to continue paying a dividend following the completion of the conversion merger, subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the financial condition of Wells Financial Corp. and Wells Federal Bank and compliance with applicable federal and state banking regulations. However, no assurances can be given that dividends will be paid, or that if paid they will not be reduced or eliminated in future periods.

How will Wells Financial Corp. shares trade?

Wells Financial Corp.’s common stock is currently quoted on the OTCQB Marketplace under the symbol “WEFP”. It is our expectation that Wells’ common stock will continue to be quoted on the OTCQB under the same symbol upon completion of the conversion merger and the issuance of the shares purchased in the offering.

If I purchase shares in the offering, when will I receive my shares?

Certificates representing shares of common stock sold in the subscription and community offerings will be mailed by first class mail to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following consummation of the offering. The offering is expected to be completed as soon as practicable following satisfaction of the conditions described in the prospectus under the heading “The Merger – Conditions to Completing the Conversion Merger.” Until certificates for the shares of common stock are delivered to purchasers, purchasers may not be able to sell the shares of common stock that they purchased. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Where can I call to get more information?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at _______________. Hours of operation are Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed weekends and bank holidays.

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not voted the proxy card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement proxy card(s).

Vote by mail using the enclosed envelope

or follow the telephone or internet voting instructions on the proxy card.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agent.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED

THE AGREEMENT AND PLAN OF CONVERSION MERGER (THE “AGREEMENT”) AND THE

PLAN OF CONVERSION MERGER (THE “PLAN”) AND URGES YOU TO VOTE “FOR” THE

AGREEMENT AND THE PLAN.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE AGREEMENT AND THE PLAN.

VOTING ON THE AGREEMENT AND THE PLAN WILL NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK IN THE OFFERING.

Please Note:

If you received more than one of these reminder mailings,

please vote each proxy card received.

Questions?

Please call our Stock Information Center, toll-free, at ______________.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

53 FIRST ST. S.W., PO BOX 310 • WELLS, MN 56097-0310 • 507/553-3151 • FAX 507/553-6609

STOCK CERTIFICATE MAILING LETTER

Dear Shareholder:

I am pleased to welcome you as a shareholder of Wells Financial Corp. A total of [#shares] shares were purchased by investors at [$XX.XX] per share. Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed. Please review the stock certificate carefully to make sure the registration information is correct. If you find an error or have questions about your stock certificate, please contact Computershare, our transfer agent.

Telephone inquiries

+1 (866) 289-7521 (US, Canada, Puerto Rico)

Written requests

By regular mail:

Computershare

P.O. Box 43070

Providence, RI 02940-3070

By overnight delivery:

Computershare

250 Royall Street

Canton, MA 02021

Email

web.queries@computershare.com

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at [____%] per annum, calculated from the date your order was processed through _______________, 2015.

If your stock order was paid in full or in part by authorizing a withdrawal from a St. James Federal Savings and Loan Association deposit account, the withdrawal was made on __________________, 2015. Until then, interest was earned at your contract rate, and the interest remains in your account.

Wells Financial Corp. common stock is quoted on the OTCQB Marketplace (www.otcmarkets.com) under the trading symbol “WEFP.” Should you wish to buy or sell Wells Financial Corp. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

James D. Moll

Interim President and Chief Executive Officer

53 FIRST ST. S.W., PO BOX 310 • WELLS, MN 56097-0310 • 507/553-3151 • FAX 507/553-6609

Dear Prospective Investor:

I am pleased to tell you about an investment opportunity. Pursuant to an Agreement and Plan of Conversion Merger (the “Agreement”) and a Plan of Conversion Merger (the “Plan”), St. James Federal Savings and Loan Association (“St. James”) plans to convert from the mutual to the stock form of organization and subsequently merge into Wells Federal Bank (the “conversion merger”). Also pursuant to the Agreement and the Plan, Wells Financial Corp. (“Wells”), the parent company of Wells Federal Bank, is offering shares of its common stock for sale at a price of [$XX.XX] per share.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Wells Financial Corp. common stock, complete the enclosed Stock Order and Certification Form and return it with full payment. You may submit your stock order form by mail, using the stock order reply envelope provided, by overnight delivery to the indicated address on the order form, or by hand-delivery to St. James Federal Savings and Loan Association, located at 501 1st Avenue South, St. James, Minnesota 56081. Stock order forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on ____________, 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about Wells Financial Corp. or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Wells Financial Corp. shareholder.

Sincerely,

James D. Moll

Interim President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at __________________.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

53 FIRST ST. S.W., PO BOX 310 • WELLS, MN 56097-0310 • 507/553-3151 • FAX 507/553-6609

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

Date

Name1

Name2

Address1

Address2

City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Wells Financial Corp. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at _________________, Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #: ________
Name2	Order #: ________
Address1	Number of Shares Requested: ____________
Address2	Offering Priority: ______ (subject to verification; see descriptions below)
City, State Zip	Ownership Type: _____

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated [date], 2015, in the section entitled “The Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Limitations on Common Stock Purchases.”

The offering is scheduled to end at 12:00 p.m., Central Time, on _______________, 2015. It may take several weeks before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

WELLS FINANCIAL CORP.

Offering Priority Descriptions:

SUBSCRIPTION OFFERING:
1.	Depositors with accounts at St. James Federal Savings and Loan Association (“St. James”) with aggregate balances of at least $50 as of the close of business on September 30, 2013;
2.	Wells Financial Corp. tax qualified employee stock ownership plan;
3.	Depositors with accounts at St. James with aggregate balances of at least $50 as of the close of business on [__________, 2015]; and
4.	Depositors with accounts at St. James at the close of business on [________, 2015] and borrowers of St. James as of January 18, 2012, whose loans were still open as of [______, 2015].
COMMUNITY OFFERING:
5.	Residents of St. James, Minnesota or Watonwan County, Minnesota;
6.	Wells Financial Corp. public stockholders of record as of [_______, 2015]; and
7.	Members of the general public.

[St. James Federal logo]

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to an Agreement and Plan of Conversion Merger (the “Agreement”) and a Plan of Conversion Merger (the “Plan”), St. James Federal Savings and Loan Association (“St. James”) plans to convert from the mutual to the stock form of organization and subsequently merge into Wells Federal Bank (the “conversion merger”). Also pursuant to the Agreement and the Plan, Wells Financial Corp. (“Wells”), the parent company of Wells Federal Bank, is offering shares of its common stock for sale to eligible St. James depositors and borrowers.

Our records indicate that you were a St. James depositor at the close of business on September 30, 2013 or [________, 2015] who may have since closed your account with us. As such, you may have non-transferable priority rights, but no obligation, to subscribe for shares of Wells’ common stock during the subscription offering before any shares are available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Wells Financial Corp. common stock, complete the enclosed Stock Order and Certification Form and return it, with full payment. You may submit your stock order form by mail, using the stock order reply envelope provided, by overnight delivery to the indicated address on the order form, or by hand-delivery to St. James Federal Savings and Loan Association, located at 501 1st Avenue South, St. James, Minnesota 56081. Stock order forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on ____________, 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about Wells Financial Corp. or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to become a Wells Financial Corp. shareholder.

Sincerely,

Timothy J. Peterson

President and CEO

Questions?

Please call our Stock Information Center, toll-free, at ____________.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

To Depositors and Friends of St. James Federal Savings and Loan Association

Sterne, Agee & Leach, Inc., a member of the Financial Industry Regulatory Authority, is assisting St. James Federal Savings and Loan Association with its conversion from mutual to stock form and subsequent merger into Wells Federal Bank (the “conversion merger”), subject to approval by the members of St. James Federal Savings and Loan Association. In connection with the conversion merger, Wells Financial Corp., the parent company of Wells Federal Bank, is offering shares of its common stock in a subscription and community offering pursuant to an Agreement and Plan of Conversion Merger and a Plan of Conversion Merger.

At the request of Wells Financial Corp., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Wells Financial Corp. common stock being offered to eligible depositors of St. James Federal Savings and Loan Association and various other persons until 12:00 p.m., Central Time, on _______________, 2015. Please read the enclosed prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” Wells Financial Corp. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the conversion merger and the stock offering, please call us, toll free, at ______________, Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed weekends and bank holidays.

Very truly yours,

Sterne, Agee & Leach, Inc.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Wells Federal Bank, Wells Financial Corp., St. James Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.